EXHIBIT 21

CSI Compressco LP
List of Subsidiaries or Other Related Entities
December 31, 2019

Name	Jurisdiction
Compressco, Inc.	Delaware
Compressco Testing, L.L.C.	Oklahoma
Compressco Field Services, LLC	Oklahoma
CSI Compressco GP Inc.	Delaware
CSI Compressco Investment LLC	Delaware
CSI Compressco LP	Delaware
CSI Compressco Sub Inc.	Delaware
CSI Compressco Finance Inc.	Delaware
CSI Compression Holdings, LLC	Delaware
Rotary Compressor Systems, Inc.	Delaware
Compressor Systems de Mexico, S. de RL de CV	Mexico
CSI Compressco Operating LLC	Delaware
CSI Compressco Holdings LLC	Delaware
CSI Compressco Field Services International LLC	Delaware
Compressco de Argentina SRL	Argentina
CSI Compressco International LLC	Delaware
CSI Compressco Leasing LLC	Delaware
Compressco Netherlands Cooperatief U.A.	Netherlands
Compressco Netherlands B.V.	Netherlands
Compressco Canada, Inc.	Canada
CSI Compressco Mexico Investment I LLC	Delaware
CSI Compressco Mexico Investment II LLC	Delaware
Providence Natural Gas, LLC	Oklahoma
Production Enhancement Mexico, S. de RL de C.V.	Mexico